UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2023

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Amerant Bancorp Inc. (the “Company”) is filing this Amendment No. 1 to amend the Company’s Current Report on Form 8-K filed on January 11, 2023 to update the disclosures contained therein under Item 5.02, which are hereby supplemented and amended by the disclosure contained in Item 5.02 of this Amendment No. 1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed on January 11, 2023, on January 9, 2023, Amerant Bancorp Inc. (the “Company”), Amerant Bank, N.A. (the “Bank”) and Miguel Palacios agreed that Mr. Palacios would step down from his position as the Company’s and the Bank’s EVP and Head of Commercial Banking effective February 28, 2023 (the “Termination Date”).

On March 8, 2023, a Separation Agreement and General Release entered into between Mr. Palacios and the Bank (the “Separation Agreement”) became effective. The Separation Agreement was approved by the Compensation and Human Capital Committee. Under the terms of the Separation Agreement, Mr. Palacios stepped down from his position with the Company and the Bank including any positions as director of any board of the Bank or any other subsidiaries or affiliates of the Company (and any committees thereof) on the Termination Date. Pursuant to the Separation Agreement, Mr. Palacios will be entitled to receive: (i) a cash severance payment equal to $475,000 less applicable withholding and taxes, payable over a one-year period; and (ii) up to two years of insurance stipend to be used towards continuation of Mr. Palacios’ medical benefits (if Mr. Palacios becomes eligible for insurance through subsequent employment or otherwise, the stipend will immediately cease). As consideration for the foregoing, Mr. Palacios has agreed to a general release of all claims against the Bank and its affiliates and covenants relating to confidentiality, return of property, non-disparagement, and non-competition and non-solicitation provisions.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

In addition, pursuant to the applicable agreement, 9,170 performance based restricted stock units vested on the Termination Date and were settled in shares of Class A common stock of the Company. All other unvested awards were forfeited in accordance with each applicable agreement.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
10.1	Separation Agreement and General Release dated March 8, 2023 (portions of this exhibit have been omitted)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2023	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Senior Vice President, Securities Counsel and Assistant Corporate Secretary